UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2005
ARTISTdirect, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30063 (Commission File Number)	95-4760230 (I.R.S. Employer Identification Number)

10900 Wilshire Boulevard, Suite 1400, Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 443-5360
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Waiver of a Material Definitive Agreement.
On November 25, 2005, ARTISTdirect, Inc. (the “Registrant”) obtained waivers to certain provisions of (i) the Registration Rights Agreement (the “Senior Registration Rights Agreement”) dated as of July 28, 2005, by and among the Registrant and the purchasers of the Registrant’s 11.25% Senior Note due July 28, 2009 (“Senior Notes”) and (ii) the Registration Rights Agreement (the “Sub-Debt Registration Rights Agreement”) dated as of July 28, 2005, by and among the Registrant and the purchasers of the Registrant’s 4% Convertible Subordinated Note issued July 28, 2005 (“Sub-debt Notes”). Each waiver was executed by the holders of the majority of the issuable shares of common stock being registered pursuant to the Senior Registration Rights Agreement and the holders of a majority of issuable shares of common stock being registered pursuant to the Sub-Debt Registration Rights Agreement.
Both waivers permit the Registrant to include in its registration statement on Form SB-2 (including any amendments thereto, the “SB-2”), which was filed by the Registrant with the Securities and Exchange Commission on November 10, 2005, 200,000 shares of its common stock underlying a warrant previously issued to 5670 Wilshire L.P. in 2003 (the “Warrant”). The waivers relieved the Registrant of the obligation to file a request for acceleration of effectiveness with the Securities and Exchange Commission within two days after receiving a “no review” letter with respect to the SB-2 filed on November 10, 2005. The Registrant intends to amend the Form SB-2 to include the 200,000 shares of its common stock underlying the Warrant and to include the Registrant’s unaudited interim financial statements for the three months and nine months ended September 30, 2005 and 2004. The waivers require the Registrant to file such amendment to the SB-2 by December 9, 2005.
Item 9.01 Financial Statements and Exhibits
     (a) Financial Statements: N/A.
     (b) Pro Forma Financial Information: N/A.
     (c) Shell Company Transactions: N/A.
     (d) Exhibits
 4.1 Waiver with respect to Senior Registration Rights Agreement
 4.2 Waiver with respect to Sub-Debt Registration Rights Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTDIRECT, INC.
(Registrant)

Date: November 29, 2005	By:	/s/ Robert N. Weingarten

Robert N. Weingarten
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Waiver with respect to Senior Registration Rights Agreement

4.2	Waiver with respect to Sub-Debt Registration Rights Agreement